                                                                     EXHIBIT 4.1

================================================================================







                        HARRAH'S OPERATING COMPANY, INC.

                                     Issuer
                        --------------------------------

                          HARRAH'S ENTERTAINMENT, INC.

                                    Guarantor
                        --------------------------------

                                    INDENTURE

                          Dated as of January 29, 2001

                        --------------------------------

                          BANK ONE TRUST COMPANY, N.A.

                                     Trustee







================================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

         Section 1.1     DEFINITIONS..............................................................................1
         Section 1.2     OTHER DEFINITIONS.......................................................................11
         Section 1.3     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......................................11
         Section 1.4     RULES OF CONSTRUCTION...................................................................11

ARTICLE II. THE NOTES............................................................................................12

         Section 2.1     TERMS OF THE NOTES......................................................................12
         Section 2.2     EXECUTION AND AUTHENTICATION............................................................13
         Section 2.3     REGISTRAR AND PAYING AGENT..............................................................14
         Section 2.4     PAYING AGENT TO HOLD MONEY IN TRUST.....................................................15
         Section 2.5     NOTEHOLDER LISTS........................................................................15
         Section 2.6     INTENTIONALLY OMITTED...................................................................15
         Section 2.7     MUTILATED, DESTROYED, LOST AND STOLEN NOTES.............................................15
         Section 2.8     OUTSTANDING NOTES.......................................................................16
         Section 2.9     TREASURY NOTES..........................................................................16
         Section 2.10    TEMPORARY NOTES.........................................................................17
         Section 2.11    CANCELLATION............................................................................17
         Section 2.12    DEFAULTED INTEREST......................................................................17
         Section 2.13    GLOBAL NOTES............................................................................17
         Section 2.14    TRANSFER AND EXCHANGE...................................................................18
         Section 2.15    PAYMENTS................................................................................27
         Section 2.16    CUSIP NUMBERS...........................................................................27
         Section 2.17    MANDATORY DISPOSITION OF NOTES PURSUANT TO GAMING LAWS..................................27
         Section 2.18    ADDITIONAL NOTES........................................................................28
         Section 2.19    ADDITIONAL INTEREST UNDER REGISTRATION RIGHTS AGREEMENTS................................28

ARTICLE III. REDEMPTION..........................................................................................28

         Section 3.1     OPTIONAL REDEMPTION.....................................................................28
         Section 3.2     NOTICE TO TRUSTEE.......................................................................29
         Section 3.3     SELECTION OF NOTES TO BE REDEEMED.......................................................29
         Section 3.4     NOTICE OF REDEMPTION....................................................................29
         Section 3.5     EFFECT OF NOTICE OF REDEMPTION..........................................................30
         Section 3.6     DEPOSIT OF REDEMPTION PRICE.............................................................30
         Section 3.7     NOTES REDEEMED IN PART..................................................................30

ARTICLE IV. COVENANTS............................................................................................30

         Section 4.1     PAYMENT OF PRINCIPAL AND INTEREST.......................................................30
         Section 4.2     SEC REPORTS.............................................................................30

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
         Section 4.3     COMPLIANCE CERTIFICATE..................................................................31
         Section 4.4     STAY, EXTENSION AND USURY LAWS..........................................................31
         Section 4.5     CORPORATE EXISTENCE.....................................................................31
         Section 4.6     TAXES...................................................................................31
         Section 4.7     LIMITATION ON LIENS.....................................................................32
         Section 4.8     LIMITATION ON SALE-LEASE BACK TRANSACTIONS..............................................33

ARTICLE V. SUCCESSORS............................................................................................33

         Section 5.1     WHEN COMPANY MAY MERGE, ETC.............................................................33
         Section 5.2     SUCCESSOR CORPORATION SUBSTITUTED.......................................................33

ARTICLE VI. DEFAULTS AND REMEDIES................................................................................34

         Section 6.1     EVENTS OF DEFAULT.......................................................................34
         Section 6.2     ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT......................................35
         Section 6.3     COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.........................36
         Section 6.4     TRUSTEE MAY FILE PROOFS OF CLAIM........................................................37
         Section 6.5     TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES..................................38
         Section 6.6     APPLICATION OF MONEY COLLECTED..........................................................38
         Section 6.7     LIMITATION ON SUITS.....................................................................39
         Section 6.8     UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST........................39
         Section 6.9     RESTORATION OF RIGHTS AND REMEDIES......................................................39
         Section 6.10    RIGHTS AND REMEDIES CUMULATIVE..........................................................40
         Section 6.11    DELAY OR OMISSION NOT WAIVER............................................................40
         Section 6.12    CONTROL BY HOLDERS......................................................................40
         Section 6.13    WAIVER OF PAST DEFAULTS.................................................................40
         Section 6.14    UNDERTAKING FOR COSTS...................................................................41

ARTICLE VII. TRUSTEE.............................................................................................41

         Section 7.1     DUTIES OF TRUSTEE.......................................................................41
         Section 7.2     RIGHTS OF TRUSTEE.......................................................................43
         Section 7.3     INDIVIDUAL RIGHTS OF TRUSTEE............................................................43
         Section 7.4     TRUSTEE'S DISCLAIMER....................................................................44
         Section 7.5     NOTICE OF DEFAULTS......................................................................44
         Section 7.6     REPORTS BY TRUSTEE TO HOLDERS...........................................................44
         Section 7.7     COMPENSATION AND INDEMNITY..............................................................44
         Section 7.8     REPLACEMENT OF TRUSTEE..................................................................45
         Section 7.9     SUCCESSOR TRUSTEE BY MERGER, ETC........................................................46
         Section 7.10    ELIGIBILITY; DISQUALIFICATION...........................................................46
         Section 7.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.......................................46

ARTICLE VIII. SATISFACTION AND DISCHARGE; DEFEASANCE.............................................................47

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

         Section 8.1     SATISFACTION AND DISCHARGE OF INDENTURE.................................................47
         Section 8.2     APPLICATION OF TRUST FUNDS; INDEMNIFICATION.............................................48
         Section 8.3     LEGAL DEFEASANCE OF NOTES...............................................................48
         Section 8.4     COVENANT DEFEASANCE.....................................................................50
         Section 8.5     REPAYMENT TO COMPANY....................................................................51

ARTICLE IX. AMENDMENTS AND WAIVERS...............................................................................51

         Section 9.1     WITHOUT CONSENT OF HOLDERS..............................................................51
         Section 9.2     WITH CONSENT OF HOLDERS.................................................................52
         Section 9.3     LIMITATIONS.............................................................................52
         Section 9.4     COMPLIANCE WITH TRUST INDENTURE ACT.....................................................53
         Section 9.5     REVOCATION AND EFFECT OF CONSENTS.......................................................53
         Section 9.6     NOTATION ON OR EXCHANGE OF NOTES........................................................53
         Section 9.7     TRUSTEE PROTECTED.......................................................................54

ARTICLE X. MISCELLANEOUS.........................................................................................54

         Section 10.1    TRUST INDENTURE ACT CONTROLS............................................................54
         Section 10.2    NOTICES.................................................................................54
         Section 10.3    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.............................................55
         Section 10.4    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT......................................55
         Section 10.5    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...........................................55
         Section 10.6    RULES BY TRUSTEE AND AGENTS.............................................................55
         Section 10.7    LEGAL HOLIDAYS..........................................................................56
         Section 10.8    NO RECOURSE AGAINST OTHERS..............................................................56
         Section 10.9    COUNTERPARTS............................................................................56
         Section 10.10   GOVERNING LAWS..........................................................................56
         Section 10.11   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...........................................56
         Section 10.12   SUCCESSORS..............................................................................56
         Section 10.13   SEVERABILITY............................................................................56
         Section 10.14   TABLE OF CONTENTS, HEADINGS, ETC........................................................57
         Section 10.15   JUDGMENT CURRENCY.......................................................................57

ARTICLE XI. SINKING FUNDS........................................................................................57

         Section 11.1    NO SINKING FUNDS........................................................................57

ARTICLE XII. GUARANTEE...........................................................................................58

         Section 12.1    GUARANTEE...............................................................................58
         Section 12.2    EXECUTION AND DELIVERY OF GUARANTEE.....................................................59
         Section 12.3    RELEASE OF GUARANTOR....................................................................59
         Section 12.4    WHEN GUARANTOR MAY MERGE, ETC...........................................................61

                        HARRAH'S OPERATING COMPANY, INC.

         Reconciliation and tie between Trust Indenture Act of 1939 and
                     Indenture, dated as of January 29, 2001

   Section 310(a)(1)    ...........................................................................    7.10
              (a)(2)    ...........................................................................    7.10
              (a)(3)    ...........................................................................    NOT APPLICABLE
              (a)(4)    ...........................................................................    NOT APPLICABLE
              (a)(5)    ...........................................................................    7.10
                 (b)    ...........................................................................    7.10
      Section 311(a)    ...........................................................................    7.11
                 (b)    ...........................................................................    7.11
                 (c)    ...........................................................................    NOT APPLICABLE
      Section 312(a)    ...........................................................................    2.5
                 (b)    ...........................................................................    10.3
                 (c)    ...........................................................................    10.3
      Section 313(a)    ...........................................................................    7.6
              (b)(1)    ...........................................................................    7.6
              (b)(2)    ...........................................................................    7.6
              (c)(1)    ...........................................................................    7.6
                 (d)    ...........................................................................    7.6
      Section 314(a)    ...........................................................................    4.2, 10.5
                 (b)    ...........................................................................    NOT APPLICABLE
              (c)(1)    ...........................................................................    10.4
              (c)(2)    ...........................................................................    10.4
              (c)(3)    ...........................................................................    NOT APPLICABLE
                 (d)    ...........................................................................    NOT APPLICABLE
                 (e)    ...........................................................................    10.5
                 (f)    ...........................................................................    NOT APPLICABLE
      Section 315(a)    ...........................................................................    7.1
                 (b)    ...........................................................................    7.5
                 (c)    ...........................................................................    7.1
                 (d)    ...........................................................................    7.1
                 (e)    ...........................................................................    6.14
      Section 316(a)    ...........................................................................    2.9
           (a)(1)(A)    ...........................................................................    6.12
           (a)(1)(B)    ...........................................................................    6.13
                 (b)    ...........................................................................    6.8
   Section 317(a)(1)    ...........................................................................    6.3
              (a)(2)    ...........................................................................    6.4
                 (b)    ...........................................................................    2.4
      Section 318(a)    ...........................................................................    10.1


Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                  Indenture dated as of January 29, 2001 between Harrah's Operating Company, Inc., a Delaware corporation (the "Company" or "HOC"), Harrah's Entertainment, Inc., a Delaware corporation (the "Guarantor"), and Bank One Trust Company, N.A., a national banking association (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the 8.00% Series A Senior Notes due 2011 (the "Series A Notes") and the 8.00% Series B Senior Notes due 2011 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1       DEFINITIONS.

                  "Additional Amounts" means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

                  "Additional Interest" means all additional interest then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Additional Notes" means an unlimited additional aggregate principal amount of Notes (other than Initial Notes) issued after the date hereof pursuant to Section 2.18 as part of the same series as the Initial Notes.

                  "Additional Note Board Resolutions" means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officer's Certificate providing for the issuance of Additional Notes.

                  "Additional Note Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article IX hereof providing for the issuance of Additional Notes.

                  "Adjusted Treasury Rate" means, with respect to any Redemption Date for the Notes, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

                  "Agent" means any Registrar, Paying Agent or Service Agent.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

                  "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

                  "Bearer" means anyone in possession from time to time of a Bearer Security.

                  "Bearer Security" means any Note, including any interest coupon appertaining thereto, that does not provide for the identification of the Holder thereof.

                  "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

                  "Business Day" means, unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture hereto for a particular Series, any day except a

Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

                  "Cedel" means Cedel Bank, S.A.

                  "Certificated Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.14.3 hereof, substantially in the form of Exhibit A hereto except that such note shall not bear the Global Note Legend and shall not have the "Schedule of Interests in the Global Note" attached thereto.

                  "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

                  "Company Order" means a written order signed in the name of the Company by an Officer.

                  "Company Request" means a written request signed in the name of the Company by an Officer.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Consolidated Net Tangible Assets" means the total amount of assets (including investments in Joint Ventures) of the Company and its subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deduction therefrom (a) all current liabilities of the Company and its subsidiaries (excluding (i) the current portion of long-term indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of the Company for the most recently completed fiscal quarter for which financials are available and computed in accordance with generally accepted accounting principles.

                  "Consolidated Property" means any property of the Company or any of its Subsidiaries.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time this Indenture shall be principally administered, which initially shall be 201 N. Central Avenue, Phoenix, Arizona 85004.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                  "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the person designated as Depositary for such Series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, "Depositary" as used with respect to the Notes shall mean the Depositary with respect to the Notes.

                  "Dollars" means the currency of The United States of America.

                  "DTC" means The Depository Trust Company.

                  "ECU" means the European Currency Unit as determined by the Commission of the European Union.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Foreign Currency" means any currency or currency unit issued by a government other than the government of The United States of America.

                  "Foreign Government Obligations" means with respect to Notes that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

                  "Funded Debt" means all Indebtedness of the Company which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the notes.

                  "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company or a subsidiary of the Company is, or may at any time after the date of this Indenture be, subject.

                  "Gaming Authority" means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a subsidiary of the Company or any successor thereto.

                  "Global Note" or "Global Notes" means a Note or Notes, as the case may be, in the form established pursuant to Section 2.13 evidencing all or part of the Notes, issued to the Depositary or its nominee, and registered in the name of such Depositary or nominee.

                  "Global Notes Legend" means the legend set forth in Section 2.13.2, which is required to be placed on all Global Notes issued under this Indenture.

                  "Guarantee" shall have the meaning set forth in Section 12.1 hereof.

                  "Guarantor" means the party named as such above until a successor replaces it and thereafter means the successor.

                  "Holder" or "Noteholder" means a person in whose name a Note is registered or the holder of a Bearer Security.

                  "IAI Global Note" means the global Note substantially in the form of Exhibit A hereto bearing the Global Note and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

                  "Indebtedness" of any person means (a) any indebtedness of such person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness incurred in connection with the acquisition by such person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capitalized leases, and (b) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such person. Notwithstanding anything to the contrary in the foregoing, "Indebtedness" shall not include (i) any contracts providing for the completion of construction or other payment or performance with respect to the construction, maintenance or improvement of, or payment of taxes, revenue share payments or other fees to governmental entities with respect to, property or equipment of the Company or its Affiliates or (ii) any contracts providing for the obligation to advance funds, property or services on behalf of an Affiliate of the Company in order to maintain the financial condition of such Affiliate. For purposes of this definition of Indebtedness, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized, and an Affiliate shall be deemed to include Jazz Holding Company, a Delaware corporation in which the Company indirectly owns a minority interest, and each of its Affiliates.

                  "Indenture" means this Indenture as amended from time to time and shall include the form and terms of the Notes established as contemplated hereunder.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                  "Initial Notes" means the first $500,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                  "Interest Payment Date," when used with respect to any Notes, means the date an installment of interest is due and payable on such Notes.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

                  "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or more subsidiaries.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

                  "Maturity Date" shall have the meaning set forth in 2.1.2.

                  "New Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.14.3 hereof.

                  "Non-recourse Indebtedness" means indebtedness the terms of which provide that the lender's claim for repayment of such indebtedness is limited solely to a claim against the property which secures such indebtedness.

                  "Non-U.S. Person" means a person who is not a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

                  "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

                  "Officer" means the Chairman of the Board, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

                  "Officer's Certificate" means a certificate signed by an Officer.

                  "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

                  "person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

                  "Private Placement Legend" means the legend set forth in
Section 2.14.5(a) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Redemption Date" means the date of redemption of the Notes.

                  "Reference Treasury Dealer" means (i) each of Salomon Smith Barney Inc., Banc of America Securities LLC, Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., BNY Capital Markets, Inc., CIBC World Markets Corp., Commerzbank Capital Markets Corp., Credit Lyonnais Securities (USA) Inc., Fleet Securities, Inc., SG Cowen Securities Corporation, Wasserstein Perella Securities, Inc., Wells Fargo Brokerage Services, LLC, and their respective successors; provided that, if any of the foregoing as of the time of determination is not a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 29, 2001, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regular Record Date" shall have the meaning set forth in
Section 2.1.4.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Responsible Officer" means any officer of the Trustee assigned to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

                  "Restricted Certificated Note" means a Certificated Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144 A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "Sale and Lease-Back Transaction" means any arrangement with a person (other than the Company or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to the Company or any of its Subsidiaries for a period of more than three years of any Consolidated Property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such person or to any other person (other than the Company of any of its Subsidiaries), to which funds have been or are to be advanced by such person on the security of the leased property.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Significant Subsidiary" means (i) any direct or indirect Subsidiary of the Company that would be a "significant subsidiary" as defined in
Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof, or
(ii) any group of direct or indirect Subsidiaries of the Company that, taken together as a group, would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof.

                  "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

                  "Subsidiary" of any specified person means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

                  "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each person who is then a Trustee hereunder.

                  "Unrestricted Certificated Note" means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "U.S. Government Obligations" means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

                  "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value, in the opinion of the Company's Board of Directors as evidenced by a board resolution, of such property at the time of entering into such Sale and Lease-Back Transaction.

         Section 1.2       OTHER DEFINITIONS.

TERM                                                         DEFINED IN
----                                                          SECTION
                                                             ----------
"Bankruptcy Law"                                                 6.1
"Custodian"                                                      6.1
"Event of Default"                                               6.1
"Judgment Currency"                                             10.15
"Legal Holiday"                                                 10.7
"New York Banking Day"                                          10.15
"Paying Agent"                                                   2.3
"Registrar"                                                      2.3
"Required Currency"                                             10.15
"Service Agent"                                                  2.3
"successor person"                                               5.1

         Section 1.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the
                   Trustee.

                  "obligor" on the indenture securities means the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

         Section 1.4       RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                  (c) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

                  (d) "or" is not exclusive;

                  (e) words in the singular include the plural, and in the plural include the singular; and

                  (f) provisions apply to successive events and transactions.

                                   ARTICLE II.
                                    THE NOTES

         Section 2.1 TERMS OF THE NOTES. The following terms relating to the Notes are hereby established:

                  2.1.1 Intentionally omitted.

                  2.1.2 The entire outstanding principal of the Notes will mature on February 1, 2011 (the "Maturity Date").

                  2.1.3 The Notes shall be in denominations of $1,000 and any integral multiple thereof. The Notes shall be denominated in U.S. dollars and all payments of principal and interest on the Notes shall be made in U.S. dollars.

                  2.1.4 The rate at which the Notes shall bear interest shall be 8.00% per annum; the date from which interest shall accrue shall be January 29, 2001; the Interest Payment Dates for the Notes on which interest shall be payable shall be February 1 and August 1 in each year, beginning August 1, 2001; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest shall accrue on the basis of a 360-day year, consisting of twelve 30-day months. Interest on any Note shall be payable only to the person in whose name that Notes is registered at the close of business on the Regular Record Date for such interest payment. If any Interest Payment Date, Redemption Date or Maturity Date of any of the Notes is not a Business Day, then payment of principal and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.

                  2.1.5 The place of payment where the principal of and interest on the Notes shall be payable and the Notes may be surrendered for the registration of transfer or exchange shall be the Corporate Trust Office of the Trustee. The place where notices or demands to or upon HOC in respect of the Notes and this Indenture may be served shall be the Corporate Trust Office of the Trustee.

                  2.1.6 The Notes shall not be redeemable at the option of any Holder thereof, whether upon the occurrence of any particular circumstances or otherwise. The Notes will be redeemable, in whole or in part, at any time, at the option of HOC, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, as calculated by an Independent Investment Banker, plus, in cases of either clause (a) or (b), accrued and unpaid interest on the principal amount being redeemed to such Redemption Date (the "Redemption Price").

                  Notice of any redemption by the Company shall be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed.

         Section 2.2       EXECUTION AND AUTHENTICATION.

                  An Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  Subject to the provisions of this Section 2.2, the Trustee shall, at any time, and from time to time, authenticate Notes for original issue upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication pursuant to written or electronic instructions from the Company or its duly authorized agent or agents.

                  Prior to the issuance of the Notes, the Trustee shall have received and (subject to Section 7.1) shall be fully protected in relying on:
(a) a Board Resolution, supplemental indenture hereto or Officer's Certificate establishing the form and terms of the Notes, (b) an Officer's Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with
Section 10.4.

                  The Trustee shall have the right to decline to authenticate and deliver any Notes: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Notes.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         Section 2.3       REGISTRAR AND PAYING AGENT.

                  The Company shall maintain, with respect to the Notes, at the place or places specified pursuant to Section 2.1.5, an office or agency where the Notes may be presented or surrendered for payment ("Paying Agent"), where the Notes may be surrendered for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served ("Service Agent"). The Registrar shall keep a register with respect to the Notes and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.1.5 for the Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Service Agent" includes any additional service agent.

                  The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for the Notes. The Company hereby appoints DTC to act as Depositary with respect to the Global Notes.

         Section 2.4       PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Noteholders, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Noteholders all money held by it as Paying Agent.

         Section 2.5       NOTEHOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Noteholders.

         Section 2.6       INTENTIONALLY OMITTED.

         Section 2.7       MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

                  If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 2.8       OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

                  If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Notes money sufficient to pay such Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                  A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

         Section 2.9       TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Notes that the Trustee knows are so owned shall be so disregarded.

         Section 2.10      TEMPORARY NOTES.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, subject to Section 2.2 (in the case of original issuance), authenticate temporary Notes upon a Company Order. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Notes and date of maturity in exchange for temporary Notes. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Notes.

         Section 2.11      CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

         Section 2.12      DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Noteholders on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Noteholder a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

         Section 2.13      GLOBAL NOTES.

                  2.13.1 FORM OF NOTES. Notes shall be issued in global form substantially in the form of Exhibit A hereto.

                  2.13.2 LEGEND. Any Global Note issued hereunder shall bear a legend in substantially the following form:

                  "This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary."

                  2.13.3 ACTS OF HOLDERS. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

                  2.13.4 CONSENTS, DECLARATION AND DIRECTIONS. Except as provided in Section 2.15, the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Notes represented by a Global Note as shall be specified in a written statement of the Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

         Section 2.14      TRANSFER AND EXCHANGE.

                  2.14.1 TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Certificated Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.14 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.14.1, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.14.2, 2.14.3, and 2.14.4 hereof.

                  2.14.2 TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (a) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.14.2(a).

                  (b) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.14.2(a) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.14.4 hereof, the requirements of this Section 2.14.2(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section
         2.14.6 hereof.

                  (c) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.14.2(b) above and the Registrar receives the following:

                           (i) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (ii) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (iii) if the transferee will take delivery in the
                  form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (d) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.14.2(b) above and:

                           (i) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (ii) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (iii) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (iv) the Registrar receives the following:

                                    (A) if the holder of such beneficial
                  interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (B) if the holder of such beneficial
                  interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  2.14.3 TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR CERTIFICATED NOTES.

                  (a) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED CERTIFICATED NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon receipt by the Registrar of the following documentation:

                           (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (ii) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (iii) if such beneficial interest is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (iv) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (v) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (vi) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (vii) if such beneficial interest is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section
         2.14.6 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.14.3 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.14.3(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (b) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (i) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (ii) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (iii) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (iv)     the Registrar receives the following:

                                    (A) if the holder of such beneficial
                  interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (B) if the holder of such beneficial
                  interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                                    (C) and, in each such case set forth in this
                  subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (c) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.14.2(b) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.14.6 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.14.3(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.14.3(c) shall not bear the Private Placement Legend.

                  2.14.4 EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the New Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount.

                  2.14.5 LEGENDS. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (a) PRIVATE PLACEMENT LEGEND. Except as permitted by subparagraph (b) below, each Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),(3), OR (7) UNDER THE SECURITIES
         ACT) (AN "IAI") OR (C) IT IS NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT, (C) TO AN IAI THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EITHER CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S. $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT,
         (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE

         HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                  (b) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to Sections 2.14.2(d), 2.14.3(b), 2.14.3(c), 2.14.4 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (c) GLOBAL NOTE LEGEND. Each Global Note shall bear the Global Note Legend in addition to the Private Placement Legend.

                  2.14.6 CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  2.14.7   GENERAL PROVISIONS RELATING TO TRANSFERS AND
EXCHANGES.

                  (a) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon the Company's order or at the Registrar's request.

                  (b) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, and 9.6 hereof).

                  (c) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (d) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

                  (e) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (g) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof.

                  (h) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.14 to effect a registration of transfer or exchange may be submitted by facsimile.

         Section 2.15      PAYMENTS.

                  Notwithstanding the other provisions of this Indenture, unless otherwise specified, payment of the principal of and interest, if any, on any Global Note shall be made to the Holder thereof.

         Section 2.16      CUSIP NUMBERS.

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

         Section 2.17      MANDATORY DISPOSITION OF NOTES PURSUANT TO GAMING
LAWS.

                  Each Holder and beneficial owner, by accepting or otherwise acquiring an interest in the Notes, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a Person who is a Holder or beneficial owner must be licensed, qualified or found suitable under the applicable Gaming Laws, such Holder or beneficial owner shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, then the Company shall have the right, at its option, (i) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority or (ii) to redeem such Notes at a redemption price equal to the lesser of (a) such Person's cost or (b) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability.

         Section 2.18      ADDITIONAL NOTES.

                  The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions identical to those of the Initial Notes, except that Additional Notes:

                  (i) may have a different issue date from the Initial Notes;

                  (ii) may have a different amount of interest payable than is payable on the Initial Notes;

                  (iii) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Initial Notes; and

                  (iv) may be entitled to additional interest as contemplated in
         Section 2.19 not applicable to Initial Notes and may not be entitled to such additional interest applicable to Initial Notes.

         Section 2.19 ADDITIONAL INTEREST UNDER REGISTRATION RIGHTS AGREEMENTS. Under certain circumstances, the Company may be obligated to pay Additional Interest to Holders, all as and to the extent set forth in the Registration Rights Agreement or any registration rights agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference and such Additional Interest, if required to be paid, is deemed to be interest for purposes of this Indenture.

                                  ARTICLE III.
                                   REDEMPTION

         Section 3.1       OPTIONAL REDEMPTION.

                  The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will be redeemable, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, as calculated by an Independent Investment Banker, plus, in cases of either clause (a) or (b), accrued and unpaid interest on the principal amount being redeemed to such Redemption Date (the "Redemption Price").

         Section 3.2       NOTICE TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.1, it shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed. Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of Notes to be redeemed.

         Section 3.3       SELECTION OF NOTES TO BE REDEEMED.

                  If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in any manner that the Trustee deems fair and appropriate. The Trustee shall make the selection from Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000.

         Section 3.4       NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed (and provide a copy of such notice to the Trustee) and if any Bearer Notes are outstanding, publish on one occasion a notice in an Authorized Newspaper.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) the name and address of the Paying Agent;

                  (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

                  (e) that interest on Notes called for redemption ceases to accrue on and after the redemption date.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

         Section 3.5       EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed or published as provided in Section 3.2, Notes called for redemption become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price plus accrued interest to the redemption date.

         Section 3.6       DEPOSIT OF REDEMPTION PRICE.

                  On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date.

         Section 3.7       NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note and the same maturity equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV.
                                    COVENANTS

         Section 4.1       PAYMENT OF PRINCIPAL AND INTEREST.

                  The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

         Section 4.2       SEC REPORTS.

                  The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

         Section 4.3       COMPLIANCE CERTIFICATE.

                  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

                  The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         Section 4.4       STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.5       CORPORATE EXISTENCE.

                  Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

         Section 4.6       TAXES.

                  The Company shall, and shall cause each of its Significant Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

         Section 4.7       LIMITATION ON LIENS.

                  Neither the Company nor any of its Subsidiaries may issue, assume or guarantee any Indebtedness secured by a Lien upon any Consolidated Property or on any Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Consolidated Property, Indebtedness, capital stock or ownership interests were acquired before or after the date of the Indenture) without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to: (a) Liens existing on the date of original issuance of the notes; (b) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary of Harrah's Operating or at the time it is merged into or consolidated with Harrah's Operating or a Subsidiary of Harrah's Operating; (c) Liens on property existing at the time of acquisition thereof or to secure Indebtedness incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price thereof; (d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction; (e) Liens which secure Indebtedness owing by a Subsidiary of Harrah's Operating to Harrah's Operating or to a Subsidiary of Harrah's Operating; (f) Liens securing Indebtedness of Harrah's Operating the proceeds of which are used substantially simultaneously with the incurrence of such Indebtedness to retire Funded Debt; (g) purchase money security Liens on personal property; (h) Liens securing Indebtedness of Harrah's Operating or any of its Subsidiaries the proceeds of which are used within 24 months of the incurrence of such Indebtedness for the cost of the construction and development or improvement of property of Harrah's Operating or any of its Subsidiaries; (i) Liens on the stock, partnership or other equity interest of Harrah's Operating or any of its Subsidiaries in any Joint Venture or any such Subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture; (j) Liens to government entities, including pollution control or industrial revenue bond financing; (k) Liens required by any contract or statute in order to permit Harrah's Operating or a Subsidiary of Harrah's Operating to perform any contract or subcontract made by it with or at the request of a governmental entity; (l) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business; (m) Liens for taxes or assessments and similar charges; (n) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and (o) any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (a) through (j).

Notwithstanding the foregoing, the Company and any one or more of its Subsidiaries may, without securing the Notes, issue, assume or guarantee Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Indebtedness of the Company and its Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted by the preceding paragraph) and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded
Debt) does not at any one time exceed 15% of Consolidated Net Tangible Assets of Harrah's Operating and its consolidated Subsidiaries.

         Section 4.8       LIMITATION ON SALE-LEASE BACK TRANSACTIONS.

                  Neither the Company nor any of its Subsidiaries shall enter into any Sale and Lease-Back Transaction unless either (a) Harrah's Operating or such Subsidiary would be entitled, pursuant to the above provisions, to incur Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Lien on the property to be leased, without equally and ratably securing the notes or (b) Harrah's Operating within 120 days after the effective date of such Sale and Lease-Back Transaction applies to the voluntary retirement of its Funded Debt an amount equal to the Value of the Sale and Lease-Back Transaction (subject to credits for certain voluntary retirements of Funded Debt).

                                   ARTICLE V.
                                   SUCCESSORS

         Section 5.1       WHEN COMPANY MAY MERGE, ETC.

                  Neither the Company nor the Guarantor shall consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a "successor person"), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company or the Guarantor, unless:

                  (a) the successor person (if any) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company's obligations on the Notes and under this Indenture; OR

                  (b) in the case of a merger or consolidation, the Company or the Guarantor, as the case may be, is the surviving person; AND

                  (c) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

         Section 5.2       SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest, if any, on the Notes.

                                   ARTICLE VI.
                              DEFAULTS AND REMEDIES

         Section 6.1       EVENTS OF DEFAULT.

                  "Event of Default," wherever used herein with respect to the Notes, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers' Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

                  (a) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such period of 30 days); or

                  (b) default in the payment of the principal of any Note at its Maturity, upon redemption or otherwise; or

                  (c) default in the deposit of any sinking fund payment, when and as due in respect of any Note; or

                  (d) default in the performance or breach of any covenant or warranty of the Company or the Guarantor in this Indenture, which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to the Company or the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes (including Additional Notes, if any) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (e) the acceleration of the maturity of any indebtedness of the Company (other than Non-recourse Indebtedness), at any one time, in an amount in excess of the greater of (i) $25 million and (ii) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice to the Company by the Trustee and the holders of at least 25% in principal amount of the outstanding Notes (including Additional Notes, if any); or

                  (f) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                           (i)  commences a voluntary case,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of
                  it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of
                  its creditors, or

                           (v) generally is unable to pay its debts as the same
                  become due; or

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any of its
                  Significant Subsidiaries in an involuntary case,

                           (ii) appoints a Custodian of the Company or any of
                  its Significant Subsidiaries or for all or substantially all of its property, or

                           (iii) orders the liquidation of the Company or any of
                  its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         Section 6.2       ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                  If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(f) or (g)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes (including Additional Notes, if any) may declare the principal amount of and accrued and unpaid interest, if any, on all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(f) or (g) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (i) all overdue interest, if any, on all Notes,

                           (ii) the principal of any Notes which have become due
                  otherwise than by such declaration of acceleration and interest thereon,

                           (iii) to the extent that payment of such interest is
                  lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Notes, and

                           (iv) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

                  (b) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

                  No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         Section 6.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

                  The Company covenants that if

                  (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of principal of any Note at the Maturity thereof, or

                  (c) default is made in the deposit of any sinking fund payment when and as due by the terms of the Note,

THEN, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                  If an Event of Default with respect to any Note occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 6.4       TRUSTEE MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.5       TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
NOTES.

                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         Section 6.6       APPLICATION OF MONEY COLLECTED.

                  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  First: To the payment of all amounts due the Trustee under
Section 7.7; and

                  Second: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

                  Third: To the Company.

         Section 6.7       LIMITATION ON SUITS.

                  No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

                  (b) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         Section 6.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

                  Notwithstanding any other provision in this Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on the Notes on the Stated Maturity (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         Section 6.9       RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         Section 6.10      RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.11      DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 6.12      CONTROL BY HOLDERS.

                  The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

         Section 6.13      WAIVER OF PAST DEFAULTS.

                  The Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect to the Notes and its consequences, except a Default in the payment of the principal of or interest on any Notes (provided, however, that the Holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.14      UNDERTAKING FOR COSTS.

                  All parties to this Indenture agree, and each Holder of any Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Notes on or after the Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption, on the redemption date).

                                  ARTICLE VII.
                                     TRUSTEE

         Section 7.1       DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) The Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others.

                           (ii) In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; HOWEVER, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

                           (i) This paragraph does not limit the effect of
                  paragraph (b) of this Section.

                           (ii) The Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect to
                  any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

                  (h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee.

         Section 7.2       RIGHTS OF TRUSTEE.

                  (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall be entitled to rely on faxed or telecopy documents in the same manner and to the same extent that it may rely on original, manually signed documents.

         Section 7.3       INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

         Section 7.4       TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

         Section 7.5       NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder and, if any Bearer Notes are outstanding, publish on one occasion in an Authorized Newspaper, notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Notes, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         Section 7.6       REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Noteholders, as their names and addresses appear on the register kept by the Registrar and, if any Bearer Notes are outstanding, publish in an Authorized Newspaper, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

                  A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

         Section 7.7       COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services as shall be agreed upon pursuant to a separate agreement dated not later than the date hereof. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee (including the cost of defending itself) against any loss, liability or expense incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through gross negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The obligations of the Company pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

         Section 7.8       REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign with respect to the Notes by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee with respect to the Notes by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Notes if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee with respect to the Notes fails to comply with
Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes. A successor Trustee shall mail a notice of its succession to each Noteholder, if any Bearer Notes are outstanding, publish such notice on one occasion in an Authorized Newspaper. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under
Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

         Section 7.9       SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 7.10      ELIGIBILITY; DISQUALIFICATION.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

         Section 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII.
                     SATISFACTION AND DISCHARGE; DEFEASANCE

         Section 8.1       SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a) either

                           (i) all Notes theretofore authenticated and delivered
                  (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

                           (ii) all such Notes not theretofore delivered to the
                  Trustee for cancellation

                                         (1) have become due and payable, or

                                         (2) will become due and payable at
                           their Stated Maturity within one year, or

                                         (3) are to be called for redemption
                           within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

                                         (4) are deemed paid and discharged
                           pursuant to Section 8.3, as applicable;

and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

                  (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.3, 2.7, 2.14, 8.1, 8.2 and 8.5 shall survive.

         Section 8.2       APPLICATION OF TRUST FUNDS; INDEMNIFICATION.

                  (a) Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section
         8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.

                  (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

                  (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

         Section 8.3       LEGAL DEFEASANCE OF NOTES.

                  The Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute proper instruments acknowledging the same), except as to:

                  (a) the rights of Noteholders to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Notes;

                  (b) the provisions of Sections 2.3, 2.7, 2.14, 8.2, 8.3 and 8.5; and

                  (c) the rights, powers, trust and immunities of the Trustee hereunder;

provided that, the following conditions shall have been satisfied:

                  (d) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Noteholders, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on all the Notes on the dates such installments of interest or principal are due;

                  (e) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (f) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

                  (i) such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

                  (j) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

         Section 8.4       COVENANT DEFEASANCE.

                  On and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 5.1 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.1) and the occurrence of any event described in clause (e) of Section 6.1 shall not constitute a Default or Event of Default hereunder, with respect to the Notes, provided that the following conditions shall have been satisfied:

                  (a) With reference to this Section 8.4, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal and interest, if any, on and any mandatory sinking fund in respect of the Notes on the dates such installments of interest or principal are due;

                  (b) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (c) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

                  (d) the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                  (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

         Section 8.5       REPAYMENT TO COMPANY.

                  The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                   ARTICLE IX.
                             AMENDMENTS AND WAIVERS

         Section 9.1       WITHOUT CONSENT OF HOLDERS.

                  The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Noteholder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Article V;

                  (c) to provide for uncertificated or unregistered Notes in addition to or in place of certificated Notes;

                  (d) to make any change that does not adversely affect the rights of any Noteholder;

                  (e) to provide for the issuance of Additional Notes as permitted by this Indenture;

                  (f) to add to, change or eliminate any of the provisions of this Indenture; PROVIDED, HOWEVER, that such addition, change or elimination (A)(1) does not apply to any Notes created prior to the execution of such amendment and entitled to the benefit of such provision, and (2) does not modify the rights of a Holder of any such Notes with respect to such provision, or (B) becomes effective only when there are no outstanding Notes created prior to such amendment and entitled to the benefit of such provision; or

                  (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                  The Company may also provide for the issuance of New Notes, which will have terms substantially identical to the other outstanding Notes except that (i) a Private Placement Legend shall not be required and (ii) the related transfer restrictions under the Securities Act and this Indenture and the payment of Additional Interest shall not be applicable to such New Notes. The New Notes shall be treated, together with any outstanding Notes, as a single issue of securities.

         Section 9.2       WITH CONSENT OF HOLDERS.

                  The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Noteholders. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Notes of by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes) may waive compliance by the Company with any provision of this Indenture or the Notes.

                  It shall not be necessary for the consent of the Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Noteholders and, if any Bearer Notes are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         Section 9.3       LIMITATIONS.

                  Without the consent of each Noteholder affected, an amendment or waiver may not:

                  (a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

                  (c) reduce the principal or change the Stated Maturity of the Notes or reduce the amount of, or postpone the date fixed for, redemption or the payment of any sinking fund or analogous obligation;

                  (d) reduce the principal amount of discount securities payable upon acceleration of Maturity;

                  (e) waive a Default or Event of Default in the payment of the principal of or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (f) make the principal of or interest, if any, on the Notes payable in any currency other than that stated in the Note; or

                  (g) make any change in Sections 6.8, 6.13, 9.3 (this sentence), 10.15.

         Section 9.4       COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

         Section 9.5       REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

                  Any amendment or waiver once effective shall bind every Noteholder unless it is of the type described in any of clauses (a) through (f) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

         Section 9.6       NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment or waiver on any Notes thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.

         Section 9.7       TRUSTEE PROTECTED.

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE X.
                                  MISCELLANEOUS

         Section 10.1      TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

         Section 10.2      NOTICES.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

if to the Company:                  Harrah's Operating Company, Inc.
                                    One Harrah's Court
                                    Las Vegas, Nevada  89119


if to the Trustee:                  Bank One Trust Company, N.A.
                                    201 N. Central Avenue
                                    Phoenix, Arizona  85004
                                    Attention:  Corporate Trust Administration
                                                Greg Cross

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar and, if any Bearer Notes are outstanding, published in an Authorized Newspaper. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

                  If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Noteholder receives it.

                  If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 10.3      COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 10.4      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 10.5      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Section 10.6      RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or a meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 10.7      LEGAL HOLIDAYS.

                  Unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture for a particular Series, a "Legal Holiday" is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 10.8      NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         Section 10.9      COUNTERPARTS.

                  This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 10.10     GOVERNING LAWS.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         Section 10.11     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 10.12     SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 10.13     SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.14     TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 10.15     JUDGMENT CURRENCY.

                  The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes of any Series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection
(a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

                                   ARTICLE XI.
                                  SINKING FUNDS

         Section 11.1      NO SINKING FUNDS.

                  The Notes shall not be entitled to the benefit of any sinking fund.

                                  ARTICLE XII.
                                    GUARANTEE

         Section 12.1      GUARANTEE.

                  12.1.1 Subject to subsection 12.1.2, below, the Guarantor hereby irrevocably and unconditionally guarantees (such guarantee being the "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture and the Notes hereunder, that: (i) the principal of, premium, if any, and interest on the Notes promptly will be paid in full when due, whether at the Maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium, if any, and interest, if any, of the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any custodian, Trustee, liquidator or other similar official acting in relation to the Company, any amount paid by the Company to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations is guaranteed hereby.

                  12.1.2 It is the intention of the Guarantor and the Company that the obligations of the Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of the Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, the Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the Guarantor under the Guarantee shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                  12.1.3 The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by Guarantor pursuant to the provisions of the Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Notes issued hereunder shall have been paid in full.

         Section 12.2      EXECUTION AND DELIVERY OF GUARANTEE.

                  To evidence the Guarantee set forth in Section 12.1, the Company and the Guarantor hereby agree that a notation of such Guarantee shall be endorsed on each Note authenticated and delivered by the Trustee, that such notation of such Guarantee shall be in the form attached hereto as Exhibit B, and that this Indenture shall be executed on behalf of the Guarantor by its Chairman of the Board, one of its Vice Chairmen of the Board, its President or one of its Vice Presidents.

                  The Guarantor hereby agrees that the Guarantee set forth in
Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantee.

                  If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

         Section 12.3      RELEASE OF GUARANTOR.

                  The Guarantor shall be released from all of its obligations under the Guarantee and under this Indenture if:

                  (a) the Company or the Guarantor has transferred all or substantially all of its properties and assets to any Person (whether by sale, merger or consolidation or otherwise), or has merged into or consolidated with another Person, pursuant to a transaction in compliance with this Indenture;

                  (b) the corporation to whom all or substantially all of the properties and assets of the Company or the Guarantor are transferred, or whom the Company or the Guarantor has merged into or consolidated with, has expressly assumed, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantee and this Indenture;

                  (c) immediately before and immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become and Event of Default, shall have occurred and be continuing; and

                  (d) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 12.3 and that all conditions precedent herein provided for relating to such transaction have been complied with; or

                  (e) the Guarantor liquidates (other than pursuant to any Bankruptcy Law) and complies, if applicable, with the provisions of this Indenture; provided that if a Person and its Affiliates, if any, shall acquire all or substantially all of the assets of the Guarantor upon such liquidation the Guarantor shall liquidate only if:

                           (i) the Person and each such Affiliate (or the common
                  corporate parent of such Person and its Affiliates, if such Person and its Affiliates are wholly owned by such parent) which acquire or will acquire all or a portion of the assets of the Guarantor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor, under the Guarantee and this Indenture and such Person or any of such Affiliates (or such parent) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                           (ii) immediately after giving effect to such
                  transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                           (iii) the Guarantor has delivered to the Trustee an
                  Officers' Certificate and an Opinion of Counsel, each stating that such liquidation and such supplemental indenture comply with this Section 12.3 and that all conditions precedent herein provided for relating to such transaction have been complied with; or

                           (iv) the Company ceases for any reason to be a
                  "wholly owned subsidiary" of the Guarantor (as such term is defined in Rule 1-02(z) of the Regulation S-X promulgated by the Commission).

                  Upon any assumption of the Guarantee by any Person pursuant to this Section 12.3, such Person may exercise every right and power of the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein, and all the obligations of the Guarantor, hereunder and under the Guarantee and the Indenture shall terminate.

         Section 12.4      WHEN GUARANTOR MAY MERGE, ETC.

                  The Guarantor shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, unless:

                  (a) either the Guarantor shall be the continuing person, or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or to which the assets of the Guarantor are transferred shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantee and this Indenture;

                  (b) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                  (c) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with this Section 12.4 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Upon any consolidation or merger, or any sale, conveyance or lease of all or substantially all of the assets of the Guarantor, in accordance with this Section 12.4, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein, and all the obligations of the predecessor Guarantor hereunder and under the Guarantee and the Indenture shall terminate.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                     HARRAH'S OPERATING COMPANY, INC.


                                     By:  /s/ Charles L. Atwood
                                         --------------------------------------
                                         Name: Charles L. Atwood
                                         Its:  Vice President and Treasurer


                                     HARRAH'S ENTERTAINMENT, INC.


                                     By:  /s/ Charles L. Atwood
                                         --------------------------------------
                                         Name: Charles L. Atwood
                                         Its:  Vice President and Treasurer


                                     BANK ONE TRUST COMPANY, N.A.


                                     By:  /s/ Gregory G. Cross
                                         --------------------------------------
                                         Name: Gregory G. Cross
                                         Its:  Vice President

                                    EXHIBIT A

                                  FORM OF NOTE

[INSERT GLOBAL NOTE LEGEND, IF APPLICABLE TO THE PROVISIONS OF THE INDENTURE]

No.:___

CUSIP No.: 413627 AH 3                    Principal Amount: $__________________




                        HARRAH'S OPERATING COMPANY, INC.

                           8.00% Senior Notes due 2011

                  Harrah's Operating Company, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______________ DOLLARS ($__________) on February 1, 2011 ("Maturity"), and to pay interest thereon from January 29, 2001 or from the most recent date to which interest has been paid or duly provided for, semiannually on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 2001 and at Maturity, at the rate of 8.00% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
Day), as the case may be, immediately preceding such Interest Payment Date. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are the registered Holders of the Notes on a subsequent special record date. The Company shall fix the record date and the payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

                  If any Interest Payment Date, Redemption Date or Maturity Date of any of the Notes is not a Business Day, then payment of principal and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.

                  Under certain circumstances the Company may be required to pay Additional Interest as provided in the Indenture.

                  Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the person entitled thereto as such address shall appear in the Security register or by wire transfer to an account maintained by the payee located in the United States of America.

                  This Note is one of a duly authorized issue of Notes of the Company (herein called the "Notes") issued and to be issued under an Indenture dated as of January 29, 2001 (herein called, together with all indentures supplemental thereto, the "Indenture") among, the Company, Harrah's Entertainment, Inc. and Bank One Trust Company, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000, subject to the Company's ability to issue additional notes as provided in the Indenture.

                  The Notes are senior obligations of the Company. The Indenture imposes certain limitations on the ability of the Company to, among other things, create or incur liens and make certain sale-leaseback transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other person or convey, transfer or lease substantially all of the property of the Company.

                  The Notes are subject to redemption prior to the Maturity Date of the principal thereof as provided in the Indenture.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any series at the time outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the

Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Notes are issuable only in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  Capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  ______________, 2001

                                     HARRAH'S OPERATING COMPANY, INC.


                                     --------------------------------
                                     Name:
                                     Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, N.A., as Trustee

By:
   ---------------------------
     Authorized Signatory

                                 ASSIGNMENT FORM

FOR, VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------

---------------------------------



--------------------------------------------------------

             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

--------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________ Attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
       --------------------------

                  Notice: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatever.


                                                --------------------------------
Signature must be guaranteed by a participant   Signature of Signature Guarantor
in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common UNIF GIFT MIN ACT--_______ Custodian _______

     TEN ENT--as tenants by the entireties       (Cust)            (Minor)

     JT TEN--as joint tenants with right of      Under Uniform Gifts to Minors
              survivorship and not as            Act ________________________
              tenants in common                           (State)

                  Additional abbreviations may also be used though not in the above list.



                                               ---------------------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

                                                                           PRINCIPAL AMOUNT
                                                                           [AT MATURITY] OF
                           AMOUNT OF DECREASE    AMOUNT OF INCREASE IN     THIS GLOBAL NOTE         SIGNATURE OF
                           IN PRINCIPAL AMOUNT      PRINCIPAL AMOUNT        FOLLOWING SUCH       AUTHORIZED OFFICER
                            [AT MATURITY] OF        [AT MATURITY] OF           DECREASE          OF TRUSTEE OR NOTE
    DATE OF EXCHANGE        THIS GLOBAL NOTE        THIS GLOBAL NOTE         (OR INCREASE)            CUSTODIAN
    ----------------        ----------------        ----------------         -------------            ---------
































                                    EXHIBIT B
                                    GUARANTEE

                  FOR VALUE RECEIVED, subject to the next paragraph below, the undersigned hereby irrevocably and unconditionally guarantees on a senior basis to the Holder of the accompanying 8.00% Senior Note Due February 1, 2011 (the "Note") issued by Harrah's Operating Company, Inc. (the "Company") under an Indenture dated as of January 29, 2001 (the "Indenture") among the Company, Harrah's Entertainment, Inc., and Bank One Trust Company, N.A., as trustee (the "Trustee"), and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture and the Note, that (i) the principal of, and interest on the Note promptly will be paid in full in cash when due, whether at the Stated Maturity (as defined in the Indenture), by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Note, if lawful, and all other obligations of the Company to the Holders of the Note or the Trustee hereunder or thereunder will be promptly paid in fall or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any Note or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed for whatever reason, the undersigned shall be obligated to pay the same immediately. The undersigned hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Note or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Note with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Note and the Indenture. If any Holder of Notes or the Trustee is required by any court or otherwise to return to the Company or any custodian, Trustee, liquidator or other similar official acting in relation to the Company, any amount paid by the Company to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The undersigned agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations is guaranteed hereby.

                  It is the intention of the undersigned and the Company that the obligations of the undersigned hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of the undersigned by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that this Guarantee was made without fair consideration and, immediately after giving effect thereto, the undersigned was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the undersigned under this Guarantee shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital, and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                  The undersigned shall be subrogated to all rights of the Holders of the Notes against the Company in respect of any amounts paid by the undersigned pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the undersigned shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and interest on all Notes issued hereunder shall have been paid in full.

                  THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note shall have been executed by the Trustee under the Indenture referred to above by the manual or facsimile signature of one of its authorized officers. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.

Dated: ___________, 2001

                                           HARRAH'S ENTERTAINMENT, INC.


                                           By:
                                              ---------------------------------

                                           Name:
                                                -------------------------------

                                           Title:
                                                 ------------------------------